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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                January 24, 2001
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                Date of Report (Date of earliest event reported)


                           INTERNATIONAL PAPER COMPANY
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             (Exact name of Registrant as Specified in Its charter)


                                    NEW YORK
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                 (State or Other Jurisdiction of Incorporation)


               1-3157                                       13-0872805
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Commission File Number                         (IRS Employer Identification No.)


      Two Manhattanville Road, Purchase, New York                          10577
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            (Address of Principal Executive Offices)                (Zip Code)


                                  914-397-1500
                                  ------------
              (Registrant's Telephone Number, Including Area Code)




        -----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)







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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


Item 1.           CHANGES IN CONTROL OF REGISTRANT.

                  N/A

Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  N/A

Item. 3.          BANKRUPTCY OR RECEIVERSHIP.

                  N/A

Item 4.           CHANGES IN REGISTRANT'S DIRECTORS.

                  N/A

Item 5.           OTHER EVENTS.


The Company today reported fourth-quarter 2000 earnings before special and extraordinary items of $145 million ($.28 per share) for the fourth quarter compared with earnings before special items of $227 million ($.55 per share) for the fourth quarter of 1999. Third-quarter 2000 earnings were $260 million ($.53 per share) before one-time charges.

For the year, International Paper reported earnings of $969 million ($2.16 per share) before special and extraordinary items, compared with 1999 full year net earnings of $551 million ($1.33 per share) before special and extraordinary items.

Fourth-quarter 2000 net sales were $7.2 billion compared with $6.3 billion for the same period in 1999. Sales in 2000 of $28.2 billion were up from $24.6 billion in sales for 1999 primarily due to the Champion acquisition.

After special and extraordinary items, the company reported a loss of $371 million ($.85 per share) in the fourth quarter of 2000 compared with a net loss of $135 million ($.38 per share) in the third quarter of 2000 after special and extraordinary items. Special and extraordinary items in the fourth quarter amounted to a loss of $516 million ($1.13 per share) after taxes. This included charges of $752 million ($466 million after tax) primarily for the shutdown of excess capacity, a gain of $363 million ($181 million after









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taxes and minority interest) primarily for the sale of Bush Boake Allen Inc. and a loss of $373 million ($231 million after tax) for the impairment of assets held for sale.

Full year 2000 net earnings after special and extraordinary items were $142 million ($.32 per share). Net earnings for 1999 after special and extraordinary items were $183 million ($.44 per share).


Item 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS.


                  N/A

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (99.1) Press release issued by International Paper dated January 24, 2001 announcing fourth quarter earnings as well as the merger synergies with Champion International and the status of the capacity rationalizations and realignment initiatives.


Item 8.           CHANGE IN FISCAL YEAR.


                  N/A


Item 9.           REGULATION FD DISCLOSURE.


                  N/A


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







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                                            INTERNATIONAL PAPER COMPANY
                                            (Registrant)



DATE: January 24, 2001                      By: /s/ Carol M. Samalin
Purchase, New York                             ______________________
                                               Assistant Secretary









                       STATEMENT OF DIFFERENCES

The service mark symbol shall be expressed as..............................'sm'